EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Third Quarter 2024 Results

HUNTINGTON BEACH, Calif., Oct. 31, 2024 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2024 third quarter ended Tuesday, October 1, 2024.

Fiscal Third Quarter 2024 Compared to Fiscal Third Quarter 2023

  Total revenues increased 2.2% to $325.7 million
  Comparable restaurant sales increased 1.7%
  Total restaurant operating weeks increased 0.2%
  Net loss of $2.9 million, compared to $3.8 million; diluted net loss per share of $0.13, compared to $0.16
    Third quarter 2024 net loss includes a $0.4 million pretax, or $0.02 per share, net leadership transition benefit.
  Adjusted EBITDA of $18.5 million, compared to $19.6 million

“Our third quarter results mark progress with our sales building initiatives, which drove positive comparable restaurant sales and guest traffic that accelerated through the quarter,” commented Brad Richmond, Interim Chief Executive Officer. “In the current competitive environment, BJ’s value programs are resonating with guests, demonstrated by our third quarter traffic exceeding the industry by approximately 570 basis points. We did not fully leverage our strong traffic growth due to higher than anticipated restaurant costs, which we are addressing. As a result, we generated modestly higher dollar restaurant level operating margin but lower percentage margin compared to a year ago. As our sales momentum continues to build behind the Pizookie Meal Deal, successful product launches, and a large party initiative going into the holiday season, we are focused on delighting our guests while delivering meaningful profit growth. Restoring higher restaurant level margins is a top priority, which we will accomplish through a disciplined financial approach. As a result, we expect to demonstrate favorable profit momentum in the fourth quarter,” continued Richmond.

“Our new President and Chief Concept Officer, Lyle Tick, and I have been immersed in onboarding and spending significant time in our restaurants with BJ’s fantastic team members and loyal guests. We are undertaking a comprehensive assessment of BJ’s underlying strengths and the opportunities in front of us as we usher in a chapter of renewed growth. We are confident that the strength of our brand and teams, combined with a refined business strategy, will lay the foundation for future sales and earnings growth. We are focused on driving greater awareness of the BJ’s brand, while adhering to strict operational and financial discipline to drive improved profitability and position the Company for accelerated new unit restaurant openings in the future. Success on these initiatives will unlock BJ’s potential thereby elevating its trajectory as a restaurant growth company and driving long-term shareholder value creation,” continued Richmond.

“In the third quarter, we opened two new restaurants for a total of three new restaurants in 2024. Our 2024 restaurant class is off to an encouraging start and demonstrating the strength of the BJ’s brand with new and existing guests,” continued Richmond. “Our capital allocation strategy will continue to prioritize high-return investments including a mix of new restaurant growth and remodels, as well as returning capital to shareholders through our share repurchase program. The pace of these programs will be shaped by further and ongoing evaluation of unit productivity, financial return performance and future concept refinement,” concluded Richmond.

During the third quarter of 2024, the Company repurchased and retired approximately 268,000 shares of its common stock at a cost of approximately $8.2 million. The Company currently has approximately $44 million available under its authorized $550 million share repurchase program.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2024 earnings release today, October 31, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national brand with brewhouse roots where Craft Matters®. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep-dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. The winner of the 2024 Vibe Vista Award for Best Overall Beverage Program for Multi-Unit Chain Restaurants and the most decorated restaurant-brewery in the country, BJ’s has been a pioneer in the craft brewing world since 1996 and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in four states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service, and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates over 200 casual dining restaurants in 31 states. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) any inability or failure to successfully and sufficiently raise menu prices to offset rising costs, (ii) any inability to manage new restaurant openings, (iii) construction delays, (iv) wage inflation and competitive labor market conditions which may result in staffing shortages, (v) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vi) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (viii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other illnesses or other reasons, whether or not accurate, (ix) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (x) restaurant and brewery industry competition, (xi) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xii) consumer spending trends in general for casual dining occasions, (xiii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xv) trademark and service-mark risks, (xvi) government regulations and licensing costs, including beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	October 1, 2024		October 3, 2023		October 1, 2024		October 3, 2023
Revenues	$325,702	100.0%	$318,644	100.0%	$1,012,963	100.0%	$1,009,594	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	86,673	26.6	82,652	25.9	261,462	25.8	264,143	26.2
Labor and benefits	120,718	37.1	118,198	37.1	372,048	36.7	373,053	37.0
Occupancy and operating	80,322	24.7	80,020	25.1	236,746	23.4	241,078	23.9
General and administrative	20,960	6.4	19,473	6.1	64,561	6.4	60,373	6.0
Depreciation and amortization	18,193	5.6	17,879	5.6	54,229	5.4	53,199	5.3
Restaurant opening	1,115	0.3	1,379	0.4	2,005	0.2	2,601	0.3
Loss on disposal and impairment of assets, net	329	0.1	1,430	0.4	3,041	0.3	4,706	0.5
Total costs and expenses	328,310	100.8	321,031	100.7	994,092	98.1	999,153	99.0
(Loss) income from operations	(2,608)	(0.8)	(2,387)	(0.7)	18,871	1.9	10,441	1.0

Other (expense) income:
Interest expense, net	(1,342)	(0.4)	(1,013)	(0.3)	(4,012)	(0.4)	(3,242)	(0.3)
Other income (expense), net	763	0.2	(3)	-	4,231	0.4	815	0.1
Total other (expense) income	(579)	(0.2)	(1,016)	(0.3)	219	-	(2,427)	(0.2)
(Loss) income before income taxes	(3,187)	(1.0)	(3,403)	(1.1)	19,090	1.9	8,014	0.8

Income tax (benefit) expense	(260)	(0.1)	401	0.1	(2,863)	(0.3)	(3,595)	(0.4)
Net (loss) income	$(2,927)	(0.9)%	$(3,804)	(1.2)%	$21,953	2.2%	$11,609	1.1%

Net (loss) income per share:
Basic	$(0.13)		$(0.16)		$0.94		$0.49
Diluted	$(0.13)		$(0.16)		$0.92		$0.48

Weighted average number of shares outstanding:
Basic	23,311		23,542		23,246		23,521
Diluted	23,311		23,542		23,864		23,986

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	October 1, 2024 (unaudited)	January 2, 2024
Cash and cash equivalents	$18,422	$29,070
Total assets	$1,041,784	$1,058,454
Total debt	$66,500	$68,000
Shareholders’ equity	$376,175	$365,761

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2024		October 3, 2023		October 1, 2024		October 3, 2023
Stock-based compensation (1)
Labor and benefits	$727	0.2%	$577	0.2%	$1,764	0.2%	$1,853	0.2%
General and administrative	185	0.1	2,092	0.7	4,392	0.4	6,236	0.6
Total stock-based compensation	$912	0.3%	$2,669	0.8%	$6,156	0.6%	$8,089	0.8%

Operating Data
Comparable restaurant sales % change	1.7%		0.4%		(0.2)%		4.7%
Restaurants opened during period	2		3		3		5
Restaurants open at period-end	218		217 (2)		218 (3)		217 (4)
Restaurant operating weeks	2,811		2,805		8,440		8,421

(1) Percentages represent percent of total revenues and may not reconcile due to rounding.
(2) During the period, two restaurants were permanently closed.
(3) During the period, one restaurant was permanently closed.
(4) During the period, four restaurants were permanently closed.

Note Regarding Non-GAAP Financial Measures

The Company is reporting certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of (loss) income from operations to restaurant level operating margin for the third quarter ended October 1 2024, and October 3, 2023, is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2024		October 3, 2023		October 1, 2024		October 3, 2023
(Loss) income from operations	$(2,608)	(0.8)%	$(2,387)	(0.7)%	$18,871	1.9%	$10,441	1.0%
General and administrative	20,960	6.4	19,473	6.1	64,561	6.4	60,373	6.0
Depreciation and amortization	18,193	5.6	17,879	5.6	54,229	5.4	53,199	5.3
Restaurant opening	1,115	0.3	1,379	0.4	2,005	0.2	2,601	0.3
Loss on disposal and impairment of assets, net	329	0.1	1,430	0.4	3,041	0.3	4,706	0.5
Restaurant level operating margin	$37,989	11.7%	$37,774	11.9%	$142,707	14.1%	$131,320	13.0%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net (loss) income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net (loss) income to Adjusted EBITDA for the third quarter ended October 1, 2024, and October 3, 2023, is set forth below:

Supplemental Financial Information – Net (Loss) Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	October 1, 2024		October 3, 2023		October 1, 2024		October 3, 2023
Net (loss) income	$(2,927)	(0.9)%	$(3,804)	(1.2)%	$21,953	2.2%	$11,609	1.1%
Interest expense, net	1,342	0.4	1,013	0.3	4,012	0.4	3,242	0.3
Income tax (benefit) expense	(260)	(0.1)	401	0.1	(2,863)	(0.3)	(3,595)	(0.4)
Depreciation and amortization	18,193	5.6	17,879	5.6	54,229	5.4	53,199	5.3
Leadership transition expenses, net	1,688	0.5	-	-	1,688	0.2	-	-
Stock-based compensation expense	3,005	0.9	2,669	0.8	8,249	0.8	8,089	0.8
Stock-based compensation credit (1)	(2,093)	(0.6)	-	-	(2,093)	(0.2)	-	-
Other (income) expenses, net	(763)	(0.2)	3	-	(4,231)	(0.4)	(815)	(0.1)
Loss on disposal and impairment of assets, net	329	0.1	1,430	0.4	3,041	0.3	4,706	0.5
Adjusted EBITDA	$18,514	5.7%	$19,591	6.1%	$83,985	8.3%	$76,435	7.6%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

(1) Amount relates to stock-based compensation forfeited due to leadership transition.